UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

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XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

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British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas (Address of principal executive offices)	78744 (Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain officers: Compensatory Arrangements of Certain Officers.

(c) Appointment of a New Officer

On May 2, 2016, XBiotech Inc. (the "Company") announced the appointment of Scott Whitehurst as the Chief Financial Officer at the Company. Mr. Whitehurst, age 50, has more than 25 years of international business and finance experience in the biotechnology and technology industries. In his last position at Amgen Inc., Mr. Whitehurst served as the Vice President of Finance, Operations from March 2008 to April 2016. While at Amgen, he was instrumental in developing and implementing a strategy to optimize Amgen’s manufacturing network and supply chain and in creating Amgen’s Global Business Services unit. From 2007 to 2008, Mr. Whitehurst served as the Chief Financial Officer of Keane Consulting where he directed all finance activities. From 2005 to 2006 Mr. Whitehurst served as Chief Financial Officer of Novartis Animal Health in Basel, Switzerland where he directed all finance activities for this stand-alone business unit, which operates on a global basis to research, develop, manufacture and sell animal pharmaceuticals. Prior to his time at Novartis, Whitehurst spent 14 years at the Hewlett-Packard Co. in various financial management positions throughout the world, ultimately becoming Vice President of Finance responsible for some of the company's largest divisions, regions and acquisitions.

Pursuant to Mr. Whitehurst’s employment letter agreement ("employment letter") with the Company, Mr. Whitehurst has been employed on an at-will basis and will receive an annual base salary of $400,000. Also included in the agreement, Mr. Whitehurst will receive compensation for various relocation expenses, totaling up to $10,000. In addition on May 2, 2016 (the "Grant Date"), Mr. Whitehurst was awarded options to purchase 300,000 shares of the Company's common stock at an exercise price equal to the closing sales price per share of the Company’s Common Stock on the Grant Date, as quoted by The Nasdaq Stock Market, pursuant to the Company's 2015 Equity Incentive Plan. Such options will vest and become exercisable over a four-year period, with 6.25% vesting per quarter over the first year following the Grant Date and 25% vesting on each of the second, third and fourth anniversaries of the Grant Date. The options will expire ten years after the Grant Date. Mr. Whitehurst is also eligible to participate in all employee benefits plans from time to time in effect for the Company's other senior executive officers of the Company.

There are no family relationships between Mr. Whitehurst and any of the Company's officers or directors that are required to be disclosed pursuant to item 401(d) of Regulation S-K. Mr. Whitehurst has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements of Certain Officers

Effective as of May 2, 2016, the Company and Scott Whitehurst entered into the employment letter described above under Item 5.02(c) of this Current Report on Form 8-K. The description of this employment letter set forth above in Item 5.02(c) is hereby incorporated herein by reference.

The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Letter dated as of May 2, 2016 by XBiotech Inc. and Scott Whitehurst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XBiotech Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2016	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Letter, dated as of May 2, 2016, by and between XBiotech Inc. and Scott Whitehurst